                                                                EXHIBIT 10.23




               THIS FIRST AMENDMENT AGREEMENT (the "Amendment") dated as of November 12, 1998, by and among BERTELSMANN INTERNET GROUP GmbH, formerly known as BERTELSMANN INTERNET SERVICES GmbH, a company organized under the laws of Germany, having its principal office at Carl-Bertelsmann Strasse 161E, Gutersloh, Germany ("BIG") and LYCOS, INC., a corporation organized under the laws of the State of Delaware, having its principal office at 400-2 Totten Pond Road, Waltham, Massachusetts, U.S.A. 02154 ("Lycos").

                                  WITNESSETH

    WHEREAS, BIG and Lycos have previously entered into that certain Agreement dated May 1, 1997 (the "Agreement") to jointly establish the Business (as defined in the Agreement); and

    WHEREAS, the parties hereto desire to amend the Agreement on the terms and conditions hereinafter set forth.

    NOW, THEREFORE, in consideration of the premises stated herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto do hereby agree as follows:

    A. DEFINITIONS.

    Capitalized terms used herein and not defined herein shall have the meanings given them in the Agreement.

    B. AMENDMENT OF THE AGREEMENT.

    1. AMENDMENT TO SECTION 1.40. Section 1.40 of the Agreement is hereby deleted in its entirety and the following is inserted therefor:

    "Territory" shall mean all of the countries listed on EXHIBIT C, together with Sweden, Norway, Denmark, Finland and Iceland. For the avoidance of doubt, BIG and Lycos hereby agree that the Territory in the Lycos License is hereby extended to include such Scandinavian countries.

     2. AMENDMENT TO ARTICLE I.

     Article I of the Agreement is hereby amended by adding the following new
Section 1.43 at the end thereof:

     1.43 "Tripod Technology" shall mean the personal homepage publishing and community-building technology (including all updates, enhancements and developments thereof) developed by Lycos's wholly-owned subsidiary, Tripod, Inc., which technology shall consist of a community site substantially the same as currently utilized at the URL WWW.TRIPOD.COM.

     3. AMENDMENT TO SECTION 3.2(d).

     Section 3.2(d) of the Agreement is hereby deleted in its entirety and the following is inserted therefor:

     Each Joint Entity which is established by the Parties shall have constituent documents (articles of association, articles of incorporation, by-laws and the like) as are consistent with local laws, as well as the rights, obligations and remedies provided in this Agreement. The Joint Entities shall be established in a manner which will allow tax losses of a Joint Entity to offset the taxable income of Lycos and BIG or their Affiliates to the extent available in a country and provide limited liability to the Parties, or as otherwise agreed by the Parties. The constituent documents of each Joint Entity shall provide that all financial, accounting and tax consequences and benefits of losses borne by a Joint Entity shall be allocated to BIG until such time as the Joint Entity has reached Breakeven (but not later than the date on which Lycos actually funds the operations or operations are funded by borrowings of the Joint Entity after BIG is not long obligated to fund unilaterally) and thereafter, losses shall be allocated in accordance with the respective interests of the Parties on a periodic basis provided that, in the event the funding limitation obligation of BIG ends on a date other than the end of a month, losses shall continue to be allocated to BIG until the end of the month in which BIG's funding obligation terminates.

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                                                                              3

     4. AMENDMENT TO SECTION 4.2.

         (a) Section 4.2(a) of the Agreement is hereby deleted in its entirety and the following is inserted therefor:

         (a) This Section 4.2 establishes the funding obligations of BIG with respect to the the Joint Entities until such time as Breakeven is reached (on an aggregate basis for all Joint Entities) or Failure Notice is given by BIG. Subject to the foregoing limitation, BIG shall fund the operations of the Joint Entities by way of contributing capital in accordance with and up to the aggregate amount of the funding requirements established for the Joint Entities in accordance with this Agreement and the Business Plan, PROVIDED that (i) the proportionate equity interests in the Joint Entities shall not be changed due to the funding of BIG, and (ii) the funding obligation of BIG shall not in any case [***].

         (b) Section 4.2(c) of the Agreement is hereby deleted in its entirety and the following is inserted therefor:

         (c) In the event that the specific funding limitation as to the Joint Entities (as set forth in Section 4.2(a)) is reached. BIG shall make available to the Joint Entities an additional sum of [***]
          as a credit facility which the Joint Entities shall be entitled to draw upon on a monthly basis based on the cash requirements of the
         Joint Entities as defined in the Business Plan (the funding provided under this provision is referred to as the "Loan Facility"), but only upon approval by the Steering Committee to the extent that cash requirements exceed the Business Plan. The maximum amount which BIG

                       *** A CONFIDENTIAL PORTION OF THE MATERIAL
                       HAS BEEN OMITTED AND FILED SEPARATELY WITH
                       THE SECURITIES AND EXCHANGE COMMISSION.

         will be required to lend to the Joint Entities as part of such Business Plan is [***]. For the avoidance of doubt, in the event that the funding limitation under the Loan Facility with respect to the Joint Entities is not reached, then the Joint Entities shall have no right to receive, and BIG shall have no obligation to fund, the portion of the funding limitation in excess of the amount actually funded by BIG under this Section. The Loan Facility shall be provided by BIG to the Joint Entities in accordance with the terms of a Revolving Credit and Security Agreement and Note, together with related documentation, to be prepared to the satisfaction of BIG's and Lycos's counsel prior to the first drawdown of any amount under the Loan Facility. Lycos will have no repayment obligation for the above amount should the Joint Entities dissolve or terminate. Such loan shall bear interest at the internal BIG rate for the applicable maturity, PROVIDED that such rate shall not exceed prevailing market rates for the same maturity. All amounts of unpaid principal and interest outstanding under the Loan Facility shall become due and payable on the last day of the second consecutive fiscal quarter in which the Joint Entities have generated positive cash flow from operating activities to the extent of available cash (after adequate reserves) and thereafter all available cash (after adequate reserves) will be used to repay the Loan Facility before declaring dividends. The Joint Entities shall have no right to borrow additional funds under the Loan Facility after the third anniversary of the date of this Agreement. Lycos may (at its sole discretion) cause the Joint Entities to prepay all or any part of the Loan Facility without penalty, up to the amount of Distributable Cash. Any subsequent funding obligation with respect to the expenditures incurred by a Joint Entity in such country or countries shall be raised from third parties or be paid in by the Parties in proportion to their respective equity interest in the Joint Entity pursuant to Section 4.4. Notwithstanding anything to the contrary contained in this Agreement, at


                       *** A CONFIDENTIAL PORTION OF THE MATERIAL
                       HAS BEEN OMITTED AND FILED SEPARATELY WITH
                       THE SECURITIES AND EXCHANGE COMMISSION.

         such time as the funding limitation under the Loan Facility is reached, the Parties shall discuss, in good faith, taking into consideration the then current development and marketing success of the Tripod Technology as well as the feasibility of maintaining the Tripod Technology business. If either of the Parties determines, in its sole discretion, to discontinue either promoting or funding the Tripod Technology, such Party shall have the right to withdraw its participation in the Tripod Technology business of the Joint Entities, and the other Party, in its sole discretion, may unilaterally engage in such business within the Territory (including assumption of all rights, accounts receivable, accounts payable, liabilities, contracts and all assets relating thereto), with no obligation to compensate the withdrawing Party. If BIG intends to engage in the Tripod Technology business in accordance with the foregoing, Lycos shall cause the Tripod License (as defined below) to be extended to BIG upon its request. If BIG is the withdrawing Party, BIG hereby agrees that the accrued losses and drawdowns under the Loan Facility which are attributable solely to the Tripod Technology business shall not be required to be repaid. This
         Section 4.2(c) shall not be affected by Breakeven, provided, however, that BIG shall have no obligation to make loans hereunder after Failure Notice has been given.

    5. AMENDMENT TO ARTICLE VII. Article VII of the Agreement is hereby amended by adding the following new Section 7.12 at the end thereof:

    7.12 TRIPOD LICENSE.

    (a) Annexed hereto as EXHIBIT E-1 is a license agreement (the "Tripod License") by which Lycos, in consideration of the performance by BIG of the obligations and agreements of BIG under this Agreement and the Tripod License, shall, or shall cause Tripod or a direct or indirect subsidiary of Lycos to, extend to each of the Joint Entities the rights, benefits, privileges and obligations set forth therein. The Tripod License shall be modified to the extent necessary to protect the rights of Lycos/Tripod in its property under local laws in the country or countries in which a particular Joint Entity provides Search services, as determined by Lycos in its reasonable discretion.

         (b)  The Joint Entities have paid Lycos the aggregate amount
         [***], due in accordance with the Tripod License in consideration of the Joint Entities' right to utilize the Tripod Technology as provided in the Tripod License. BIG and Lycos agree that BIG had heretofore contributed to BIG's capital reserve account in the Joint Entities the sum of [***] to furnish the Joint Entities with the necessary funds for the aforementioned payment.

         (c) All software included within the Tripod Technology licensed under the Tripod License shall include the Source Code therefore (except for software not owned by Lycos or Tripod and for which neither Lycos nor Tripod has source code distribution rights), which Source Code shall not be licensed or delivered to the Joint Entities, but shall be held in escrow as provided below. The Source Code will be updated by Lycos or Tripod not less frequently than semi-annually, including all changes to the software since the previous update. The Source Code shall be held in escrow in the United States by an independent third party for the benefit of the Joint Entities in accordance with the provisions of the Escrow Agreement. The annual cost of the escrow agent to retain the Source Code in escrow shall be paid by the German Joint Entity (or if there are none, then by the next largest Joint Entity).

         (d) Promptly upon formation and organization of a Joint Entity, Lycos shall or shall cause Tripod or a direct or in direct subsidiary of Lycos to execute and deliver to each Joint Entity, and BIG and Lycos shall cause each Joint Entity to execute and deliver to Lycos, Tripod or such direct or indirect subsidiary of Lycos, the Tripod License in accordance with this Agreement.

         (e) In the event that Lycos causes Tripod or a direct or indirect subsidiary to enter into the Tripod License, Lycos shall execute and deliver its guarantee to such Joint Entity with respect to the Tripod License.


                       *** A CONFIDENTIAL PORTION OF THE MATERIAL
                       HAS BEEN OMITTED AND FILED SEPARATELY WITH
                       THE SECURITIES AND EXCHANGE COMMISSION.

         C. REFERENCE TO AND EFFECT ON THE AGREEMENT

         1. Upon the effectiveness of this Amendment, each reference in the Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Agreement, as amended hereby.

         2. This Amendment is incorporated in its entirety into the Agreement, and except as modified hereby, the Agreement and all of the terms, covenants and conditions of the Agreement are hereby ratified and confirmed and shall remain in full force and effect.

         3. The execution, delivery and effectiveness of this Amendment shall not constitute a Waiver of any provision of the Agreement.

     D. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

     E. COUNTERPARTS. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

                  BERTELSMANN INTERNET GROUP GMBH,

                      by /s/ Dr. Martin Danhoff
                        --------------------------
                        Name:  Dr. Martin Danhoff
                        Title: In-house Counsel

                  LYCOS, INC.

                      by /s/ Robert Davis
                        --------------------------
                        Name:  Robert Davis
                        Title: President

                                   EXHIBIT E-1

                                LICENSE AGREEMENT

This License Agreement (hereinafter the "Agreement") entered into as of the 12th day of November, 1998 by and among Lycos, Inc., a Delaware corporation, having a principal place of business at 400-2 Totten Pond Road, Waltham, MA ("Lycos"), Tripod, Inc., a Delaware corporation, having a principal place of business at 191 Water Street, Williamstown, MA ("Tripod", and together with Lycos, the "Company"), and Lycos-Bertelsmann GmbH & Co. KG ("Lycos-Bertelsmann"), a company organized under the laws of Germany (hereinafter referred to as "Licensee" and, together with the Company, the "Parties").

                                   Witnesseth

      WHEREAS, Lycos and Bertelsmann Internet Group GmbH ("BIG") are parties to an Agreement effective as of May 1, 1997 as amended (the "Basic Agreement"), pursuant to which, among other things, Lycos licensed to Lycos-Bertelsmann the intellectual property necessary to operate the Business in the Territory (both as defined in the Basic Agreement); and

      WHEREAS, on February 11, 1998, Lycos acquired Tripod pursuant to the merger of a wholly-owned subsidiary of Lycos into Tripod;

      WHEREAS, Licensee wishes to license certain technology of Tripod for the purpose of establishing a localized version of the "Tripod Site" (as presently available at the URL http://www.tripod.com) within the Territory.

      WHEREAS, Licensee desires to license rights in the technology upon the terms and conditions herein set forth.

      NOW THEREFORE, in consideration of the mutual covenants contained herein and intending to be legally bound hereby, the Parties agree as follows:

I. CERTAIN DEFINITIONS

A. "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, controls, is under common control with, or is controlled by, that Person. For purposes of this definition, "control" (including, with its correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract otherwise. For the sake of clarity, the Parties agree that the Persons in which Bertelsmann AG ("BAG") possesses an interest and which offer the services of [***] in the Territory are not Affiliates of BAG or BIG


              *** A CONFIDENTIAL PORTION OF
              MATERIAL HAS BEEN OMITTED AND
              FILED SEPARATELY WITH THE
              SECURITIES AND EXCHANGE COMMISSION.

(directly or indirectly) for so long as the ownership interest therein is equal to no more than fifty percent (50%).

B. "Application Programming Interfaces" shall mean the specifications of any Object Code licensed hereunder which define the external programming requirements necessary to interface between such Object Code and any other Object Code licensed hereunder.

C. "Code" shall mean Object Code and Source Code.

D. "Components" shall mean information, materials, products, features, services, content, computer software, designs, artistic renderings, drawings, sketches, characters, layouts and the digital implementations thereof.

E. "Copyrights" shall mean the copyrights owned by the Company in the Licensed Properties.

F. "Derivative Works" shall mean all "derivative works" and "compilations" within the meanings of such terms as defined in the U.S. Copyright Act (17 U.S.C. Section 101 et seq.).

G. "Effective Date" shall mean the last date of the execution of this Agreement by both Parties.

H. "Governmental Body" shall mean any domestic or foreign national, state or, municipal or other local government or multi-national body (including, but not limited to, the European Union), any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory authority thereunder.

I. "Internet" shall mean any collection of computer networks composed of backbone networks including, without limitation, APRAnet, NSFNet, MILNET, mid-level networks, regional networks and stub networks. These may include commercial, university and other research networks and military networks and may span many different physical networks around the world with various protocols including the Internet Protocol, as the same may evolve in the future.

J. "Joint Enhancements" shall mean any enhancements, added functionalities, additions, extensions or improvements to Tripod Europe that are created or developed jointly by Tripod, its Affiliates or their agents, on the one hand, and Licensee, its Permitted Sublicensees or their agents on the other hand, including any Components which are jointly contributed to Tripod Europe.

K. "Licensed Marks" shall mean the trademarks and service marks of Tripod as described in Attachment A.

L. "Licensed Properties" shall mean, collectively, the Licensed Software and Licensed Marks.

M. "Licensed Software" shall mean all Object Code necessary to implement, operate, and maintain the Tripod Site, including the relevant Application Programming Interfaces and including the technologies and methods necessary to mirror member homepages created by Tripod members domiciled within the Territory between the Tripod Site and the Localized Sites. Licensed Software shall include, without limitation, the Object Code set forth in Attachment B.

N. "Localized Sites" shall mean Licensee's and its Permitted Sublicensees' Internet sites through which Tripod Europe is made available to users.

O. "Object Code" shall mean (i) machine executable programming instructions, substantially in binary form, which are intended to be directly executable by an operating system after suitable processing and linking but without the intervening steps of compilation or assembly, or (ii) other executable code (e.g., programming instructions written in procedural or interpretive languages).

P. "Permitted Sublicensees" shall mean any entity whose principal place of business is located in the Territory which offers access to a localized version of Tripod Europe as part of its Internet online service or other Web-based sites to procure sales primarily within the Territory pursuant to a license agreement with Licensee containing terms and conditions as are consistent with this Agreement.

Q. "Person" shall mean an individual, sole proprietorship, corporation, partnership, limited partnership, limited liability company, joint venture, trust, unincorporated organization, mutual company, joint stock company, estate, union, employee corporation, bank, trust company, land trust, business trust or other organization, or a Governmental Body, or their equivalent under the applicable legal system.

R. "Source Code" shall mean the human readable form of Object Code and related system documentation, including comments, procedural language and material useful for understanding, implementing and maintaining such instructions (for example, logic manuals, flow charts and principles of operation).

S. "Territory" shall be defined as defined in the Basic Agreement.

T. "Tripod Europe" shall mean the versions of the Tripod Site which are localized and customized specifically for the Territory in the languages specifically relevant to the Territory.

U. "Tripod Derivative Works" shall mean Derivative Works, including any translations and customizations as necessary for the market in the Territory, created by the Company or Licensee or Licensee's Permitted Sublicensees for use in the Territory.

V. "Tripod Enhancements" shall mean any enhancements, added functionalities, additions, extensions of or improvements to the Licensed Properties that are created or developed by Tripod, its Affiliates or their agents, including any Components which are contributed to Tripod Europe by such Persons.

W. Any capitalized term which is not specifically defined herein shall have the meaning given to that term in the Basic Agreement.

II. LICENSE GRANT

A. Subject to the terms and conditions of this Agreement, the Company hereby grants to Licensee, during the Term (as defined below), the exclusive, royalty free right and license to (1) use, reproduce, display, perform, transmit, distribute, market and promote, via the Internet within the Territory, the Licensed Properties (including the Tripod Derivative Works and the Tripod Enhancements), for the purpose of creating Tripod Europe; and (2) the right and license to sublicense the Licensed Properties to Permitted Sublicensees, subject to Section II.D. below. Licensor shall not itself exploit the Licensed Properties in the Territory in any manner during the Term other than through the Licensee and the Tripod Site (but only to the extent the same is accessible within the Territory).

The Parties intend that the Licensee will offer Tripod Europe through the Localized Sites under the Tripod brand name using the Tripod logo which will have optical appearance and interface as similar as commercially reasonable and practicable to the Tripod Web Site, except that Tripod Europe will be localized and customized for the Territory.

B. Company shall include within the Licensed Software technologies and methods to mirror to the Localized Sites the homepages created on the Tripod Site by Tripod members domiciled in the Territory. The Company shall, in an appropriate fashion and at an appropriate time, notify existing Tripod members domiciled in the Territory of the existence of Tripod Europe and shall encourage such members to create and maintain mirrored versions of their homepages with Tripod Europe and to maintain links on the homepages on the Tripod Site to link to the homepages on the Tripod Europe Localized Site. If such members do not voluntarily agree to mirror their homepages with Tripod Europe, the Company shall use all commercially reasonable efforts to persuade and motivate them to do so. Company shall provide Licensee with monthly tracking information to document such member transfers. At a point in time to be mutually agreed upon between the Company and Licensee, the Company shall mirror to Licensee's servers those existing Tripod members' homepages who either elect to have their homepages so mirrored, or who fail to opt out when given the option. The Company shall provide Licensee with a complete list of all Tripod member e-mail addresses located in the Territory. On an ongoing basis, the Company shall provide Licensee with the e-mail addresses of new members who register on the Tripod Site who are domiciled in the

Territory; provided, however, that Licensee shall not disclose those e-mail addresses to any third party without the Company's prior written consent.

C. [***]

D. Licensee shall have the right and license to sublicense the Licensed Properties to Permitted Sublicensees. Except as provided in this Section II.D,
Section II.J or in Section XVII, Licensee shall have no right to assign, sublicense or otherwise transfer any of the Licensed Properties. Notwithstanding anything to the contrary contained in paragraph II.A. above, Licensee may not sell, license, sublicense or otherwise transfer any of the Licensed Properties to any Competitor.

E. Tripod Europe and the Localized Sites shall be operated, produced, marketed, licensed, sold and performed by Licensee and its Permitted Sublicensees in compliance with all applicable governmental laws, rules and regulations. Licensee shall keep the Company fully informed of, and shall move expeditiously to resolve, any complaint by a commercial and/or Governmental Body relevant to the Licensed Properties.

F. Without the prior written approval of the Company, Licensee (i) agrees not to alter or modify the form, fit or function of the Licensed Software in any respect; and (ii) agrees not to use the Licensed Marks in any manner except as specifically set forth herein.

G. Except as provided in this Article II, nothing in this Agreement shall be deemed to grant any license or rights in any other technology, products or services to Licensee except for rights specifically granted herein with respect to the Licensed Properties. Licensee has no right to utilize or dispose of any Licensed Property beyond the scope of this Article II or following the termination of this Agreement for any reason. Licensee agrees, upon termination of this Agreement in accordance with its terms, immediately to cease the use and copying of Licensed Software, and to cease the use, marketing and distribution of the Licensed Properties, and to cease the use of Licensed Marks, and to cease the sublicensing of the Licensed Properties to Permitted Sublicensees, and further agrees to take reasonable steps to destroy all copies of the Licensed Software and all Licensed Properties and materials embodying or related to any of the foregoing as soon as reasonably possible.

H. Licensee agrees to provide to the Company, once monthly on the first of every month, beginning with the first of the month which occurs thirty (30) days or more after the Effective Date of this Agreement, a file in the standard on-line reporting system, consistent with past practice, as provided to the Steering Committee.

I. At the same time as the Company delivers the Licensed Software to the Licensee pursuant to Section III.A., the Company and Licensee shall enter into a mutually satisfactory escrow agreement pursuant to which the Source Code relating to the Licensed

              *** A CONFIDENTIAL PORTION OF
              MATERIAL HAS BEEN OMITTED AND
              FILED SEPARATELY WITH THE
              SECURITIES AND EXCHANGE COMMISSION.

Software (except for Source Code relating to software not owned by the Company and for which the Company does not have Source Code distribution rights) will be deposited with an independent escrow agent located in the United States (provided that such escrow agreement shall be governed by New York law). The said Source Code shall be delivered to the escrow agent on magnetic media in a sealed envelope. On a semi-annual basis, the Company shall deliver a copy of any updated version of the Source Code to the escrow agent on magnetic media in a sealed envelope and the escrow agent shall return to the Company the sealed envelope containing the previous version of the Source Code. In the event the Company shall commence a voluntary case concerning itself under the United States Bankruptcy Code or an involuntary case is commenced against the Company and the petition is not dismissed within 60 days or the Company makes a general assignment for the benefit of creditors, Licensee shall be granted a license by the Company to use the Source Code delivered by the Company in order for the Licensee to use the Licensed Properties in the manner set forth in this Agreement for the term of this Agreement. In no event shall the Licensee be entitled to use any portion of the Source Code to develop new products or derivatives of the Licensed Properties. The fees and expenses incurred by either party in connection with establishing and maintaining the escrow arrangement described herein shall be paid by the Licensee.

J. Licensee may sublicense the Licensed Properties solely to allow Permitted Sublicensees to offer access to Tripod Europe in the Territory as part of their Internet online services or other Web-based sites within the Territory, provided, however, that Licensee: (a) must provide, as a condition of sublicense, that said sublicensee enters into a license agreement on the terms and conditions as are reasonably acceptable to the Company and agrees not to:
(i) sell, license or otherwise transfer the Licensed Properties, except as is necessary to provide access to the localized version of Lycos Europe as part of its Internet online service or other Web-based site; (ii) copy, reverse compile, dissemble, or reverse engineer any portion of the Licensed Properties; (iii) use the Licensed Properties to provide products or services competitive with Licensed Properties; or (iv) assist or allow others to do any such things as set forth herein; and (b) Licensee shall be responsible for providing all maintenance and technical support and updates to such sublicensees for the Licensed Properties. Licensee agrees that any services required by sublicensees, including, but not limited to, training, technical support, installation and maintenance, are the sole responsibility of Licensee. Licensee further acknowledges that it is not entitled to make any representations and warranties on behalf of the Company to any sublicensee regarding the Licensed Properties, and shall indemnify and hold the Company harmless from and against any claims, costs and damages arising from and in connection with such unauthorized representations. The Company shall be a third party beneficiary of the license agreements with sublicensees. The Company agrees that it shall not unreasonably withhold or delay consent to any sublicense and any sublicense agreement submitted to the Company shall be deemed to be approved, unless it is rejected within five (5) business days after the Company's receipt thereof.

K. The term "Territory" as used with respect to the Licensed Properties and the rights conveyed hereunder to technology and trademarks shall refer to and shall only constitute a limitation on the geographical area where the Business is physically situated or the geographical area where the services of the Licensee conducting the Business are intended to be offered as determined on the basis of solicitation, advertising and the location of operations, but shall not constitute a limitation in terms of the access which is allowed or granted to users of such services, it being understood that no access limitation is intended by the use of such term.

III. DELIVERY, INSTALLATION AND TESTING OF THE LICENSED SOFTWARE

A. The Company shall deliver the Licensed Software on agreed media no later than the date hereof, and the Licensee shall thereafter, with the Company's on-site advice and assistance (if requested by Licensee), launch Tripod Europe through the Localized Site no later than the date hereof.

B. In connection with the delivery and installation of the Licensed Software, the Company will provide the services indicated on Schedule III(B). Unless otherwise indicated on Schedule III(B), the services will be provided at no charge to Licensee.

C. After delivery of the Licensed Software, the Licensee shall carry out functional tests of the Licensed Software during ten (10) days ("Test Period") in order to verify that the Licensed Software complies with the online documentation furnished to and accepted by the Licensee. During the tests, the Licensee will notify the Company without delay in writing of any inconsistency found by it and the Company will immediately commence to correct such inconsistency at the cost of the Company and deliver to the Licensee the resulting corrections and a new Test Period shall begin for verification according to the same procedure. The Licensee shall accept the Licensed Software immediately after it has been verified that it complies with the online documentation furnished to and accepted by the Licensee. If the Licensee does not notify the Company of its non-acceptance during the Test Period, the Licensed Software will be deemed accepted. The Licensee shall begin its tests no later than ten (10) days after delivery pursuant to Paragraph III.A.

IV. TECHNICAL ASSISTANCE AND SUPPORT

A. The Company agrees to provide Licensee, without charge, with software upgrades to Licensed Software including new versions of Licensed Software running under new operating systems and running under database management software upgrades, as they may become available. The Company shall provide to the Licensee such updates, developments, enhancements and improvements to the Licensed Software as may be available to the Company from time to time and any replacements to the Licensed Software, without cost, to assure that the Licensed Software provided by the Licensee through the Localized Sites is the same system (or as functionally equivalent as is feasible given differences in multinational operating systems which cannot be controlled by the Parties) as that which is utilized on the Tripod Site. Licensee shall be responsible for providing any software upgrades to the Licensed Software to Permitted Sublicensees. At the time the Company makes available to Licensee any upgrades to the Licensed Software, the Company shall advise Licensee of the changes to the Licensed Software from the previous version of the Licensed Software provided to Licensee

B. In the event that the Company makes available through the Tripod Site any product or service which is either owned exclusively by the Company or which is licensed by the Company and which the Company has the right to sublicense to a third party, then, if requested by Licensee, the Company shall make such product or service available to Licensee for inclusion in Tripod Europe, on such terms and conditions as are mutually acceptable to the Company and Licensee. The Parties agree that the Licensee shall pay to the Company all costs and expenses (including all fully burdened costs of the Company) relating to the localization and customization of the products and services for the Territory. If any fees are payable to third parties in respect of sublicenses described herein, the Company shall advise Licensee, and the Parties shall negotiate a reasonable fee to the extent Licensee desires to sublicense such rights. Such fee shall be paid by Licensee.

C. The Company shall provide Licensee, upon request, all technical support, including access to the Company's technical staff and assistance in the delivery and installation of the Licensed Properties, reasonably necessary for Licensee to complete development of and operate Localized Sites. The cost and expenses of the Company for the foregoing (including the fully burdened costs of the Company) shall be paid by Licensee. The Company and Licensee shall develop procedures for the services to be provided by the Company, including development schedules, performance criteria and costs associated therewith.

D. The Company shall use best efforts to fix bugs in the Licensed Software as soon as reasonably possible. Such efforts will be conducted by telephone or electronic means. In the event that the Company is unable to fix such bugs, the Company will provide on-site technical support to Licensee in order to fix such bugs. The costs and expenses of the Company for the foregoing (including the fully burdened costs of the Company) shall be paid by the Company, except for costs and expenses relating to the localization and customization of the Licensed Properties, which shall be paid by Licensee.

E. After the initial delivery of the Licensed Software, if the Steering Committee of the Licensee with the participation and voting of the Lycos members (who shall vote in the same manner as the BIG members), requests in writing on behalf of the Licensee that the Company perform a development project requiring access to the Source Code relating to the Licensed Software to accommodate significant technical, competitive or legal requirements specific to the Territory, including, without limitation, the development of client products for operating systems accounting for five percent (5%) or more of the operating systems (as determined on the basis of studies of any independent marketing organization with expertise in the computer industry) in the Territory or the modification of client licensed products to adapt to new releases of client operating systems or the modification of any Licensed Properties to adapt to communications infrastructure developments in the Territory, then the Company shall at its option:

                        (i) make the changes within a reasonable period, subject
                  to the payment of the costs and expenses of the Company (including the Company's fully burdened costs); or

                        (ii) decline to undertake the project but, as soon as
                  feasible, provide an Applications Programming Interface, so that the Licensee is able itself to perform the project or have the project performed by a third party; or

                        (iii) make available, to such entity as the Steering
                  Committee (with the participation and vote of the Lycos members) may select, those parts of the Source Code relating to the Licensed Software needed to make the change.

Changes made pursuant to this subparagraph E shall be based on specifications reasonably approved by the Company and shall be subject to quality assurance testing by the Company to its reasonable satisfaction prior to installation in order to determine conformity to specifications. Any entity selected by the Steering Committee to make such changes shall enter into a reasonable confidentiality agreement with the Company prior to delivery of any Source Code. To the full extent permitted by law, the Company shall retain full ownership to all changes in the Source Code (but, to the extent that it does not contain Source Code, not the product, if any developed by or on behalf of the Licensee using the Source Code) and the Company in any event shall have the full and exclusive exploitation rights to such changed Source Code. The Licensee shall execute such documents of assignment as may be required to give effect to this subparagraph. All changes made pursuant to this section belonging to the Company or the Licensee, shall be deemed Licensed Properties under the terms of this Agreement. In the event that the Company uses any such changes, the Company shall pay Licensee a reasonable fee and royalty for such usage in an amount as shall be reasonably determined by the Parties.

F. All proposed changes and improvements by the Company shall constitute confidential information of the Company. Licensee acknowledges that the Company shall have the right to make public announcements relating to all current and future products and services and all development plans.

G. If the documentation required to implement, operate, and maintain Tripod Europe is insufficient for such purposes, the Company shall either supplement the documentation or provide sufficient training or consultation, the costs and expenses of which shall be paid by the Company, except for costs and expenses relating to the localization and customization of such documentation, which shall be paid by Licensee.

H. For purposes of technology development and assistance, the Company shall dedicate such time and priority to the requests of Licensee as is proportional to the business traffic generated by the Licensee in relation to the overall business of the Company and all other licensees of the Company.

I. Lycos agrees that Licensee will be entitled to have one designee on behalf of all Joint Entities attend all product development meetings held by Lycos and participate therein.

V. PATENTS AND OTHER INTELLECTUAL PROPERTY

A. All patents, copyrights, and all other intellectual property rights in the Licensed Properties which may be obtainable will remain the property of the Company.

B. The Company shall retain all ownership rights in and to the Licensed Properties, Tripod Enhancements and Tripod Derivative Works. Licensee assigns any interest it may be deemed to possess in any Licensed Properties, Tripod Enhancements and the Tripod Derivative Works to the Company and will assist the Company in every reasonable way, at the Company's expense, to obtain, secure, perfect, maintain, defend and enforce for the Company's benefit all intellectual property rights with respect to such properties.

C. The respective ownership interests of the Company and Licensee in any Joint Enhancements shall be as agreed upon by the parties at the time such Joint Enhancements are created or contributed; provided, however, that, if the parties cannot reach agreement as to the ownership of any Joint Enhancement, then such Joint Enhancement shall be deemed to be jointly owned by the Company and Licensee and any subsequent use of such Joint Enhancement by either party shall require the prior approval of the other party, which approval shall not be unreasonably withheld or delayed.

D. Title to all developments, enhancements and improvements which are not Joint Enhancements, Tripod Derivative Works or Tripod Enhancements, which either originate with or are paid for by Licensee (other than payments to the Company, its Affiliates or their agents), shall be the property of Licensee. Subject to
Section 7.6(h) of the Basic Agreement, Licensee hereby grants the Company a non-exclusive, worldwide (except for the Territory) license, with the right to sublicense, to use all such developments, enhancements and improvements in the Licensed Properties, subject to payment of a reasonable fee and royalty for such usage in an amount as shall be reasonably determined by the Parties.

VI. MARKING, TRADEMARKS AND TRADE NAMES

A. Licensee shall have marked the appropriate portions of all Licensed Properties with the applicable United States of America and foreign Patent numbers in accordance with the applicable laws of the countries in which the materials are intended to be used and offered.

B. Except as reasonably necessary in the opinion of Licensee to facilitate registration on behalf of the Company, Licensee (or its agents) shall neither register (except as set forth on Schedule VI(B), subject in any case to the last sentence of this Section VI(B)) nor use any Tripod or Lycos trademarks, trade names, service marks, domain names, domain addresses, patents, copyrights and similar rights of any type under the law of any Governmental Body, including all applications and registrations relating to any of the foregoing (collectively, "Intellectual Property Rights"), except as specifically provided herein. Any use of Tripod or Lycos Intellectual Property Rights will inure to the benefit of Tripod or Lycos as the case may be. Licensee acknowledges that it does not have any rights or any title whatsoever in or to Tripod or Lycos Intellectual Property Rights, except as specifically provided herein. Upon expiration or termination of this Agreement for any reason, Licensee shall promptly transfer, convey and assign to the Company all Intellectual Property Rights in the name, or under the direction or control, of Licensee.

C. Subject to all the terms and conditions of the Agreement, during the term of this Agreement, Licensee shall have the non-exclusive, non-transferable right to use the Licensed Marks to market Tripod Europe in the Territory. To the extent reasonably feasible and subject to translation, Licensee shall always use the Licensed Marks in all instances exactly as set forth herein when referring to or identifying with Licensed Properties.

D. Licensee shall at all times hereafter take such steps in the marketing and sale of the Licensed Properties to protect the Copyrights and all Code, databases, Intellectual Property Rights, data and materials supplied by the Company, using measures at least as secure as those used by Licensee in protecting its own proprietary software.

VII. TERMINATION

A. Unless earlier terminated as provided herein or unless otherwise provided in the Basic Agreement, this Agreement shall be effective during the period (the "Term") from the date of this Agreement until the sooner of: (i) the date on which the Parties hereto mutually agree to terminate this Agreement; (ii) the date on which this Agreement is terminated under Section VII.B. below, or (iii) the date on which the Company delivers to BIG the Cancellation Notice (as defined in the Basic Agreement).

B. A Party may terminate this Agreement upon written notice in the event of (i) any material breach of any warranty, representation or covenant of this Agreement or the Basic Agreement by the other Party which remains uncured thirty
(30) days after written notice of such breach, or (ii) in the event of any bankruptcy, insolvency, receivership, dissolution, liquidation, or similar proceeding of the other Party which continues for thirty (30) days from filing. In addition, if Licensee shall cease to carry on its business with respect to the operation of Tripod Europe for any reason, this Agreement shall immediately terminate and shall be of no further force or effect, except as provided in Section VII.C. below. Notwithstanding anything in this Agreement to the contrary, a material default by Licensee shall not constitute grounds for termination of this Agreement if the Company or any member of the Steering Committee or Board of Directors of Licensee designated by the Company is primarily responsible for the Licensee's failure to comply with the terms and conditions of this Agreement or if the Company causes Licensee to cease the conduct of business by Licensee.

C. The termination of this Agreement pursuant to this Article VII shall not terminate (1) the obligation of Licensee to pay the Company any amounts required to be paid hereunder, prior to the effective date of the termination, and other amounts, which are accrued or which are otherwise to be paid by Licensee under the terms of this Agreement or (2) the obligations of Licensee under Articles V, IX, XI, XII, XIII, XV, XVII and XIX hereunder. If the Company terminates this Agreement pursuant to this paragraph, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. In the event of the termination of this Agreement, Licensee shall immediately assign to the Company all of its assignable rights under those license agreements with Permitted Sublicensees, which the Company requests in writing to be assigned to it, and upon such assignment, the Company shall assume all obligations for the maintenance and updating of the Licensed Products subject to the license agreements with the Permitted Sublicensees. Licensee shall be responsible for providing all service and support for those License Agreements with Permitted Sublicensees' which the Company does not request be assigned to it.

VIII. WARRANTIES; DISCLAIMER; EXCLUSIVE REMEDY

A. The Company represents, warrants and covenants to Licensee that:

                  (i) The Company has good and marketable title to the Licensed Properties in the Territory, including all rights under applicable copyrights, trade secrets, patents, and trademarks free and clear of all liens or encumbrances and free from all claims and demands of third parties, except as disclosed on Schedule VIII(A)(i), attached hereto and incorporated herein by reference;

                  (ii) no third party has any rights to use the Licensed Software in the Territory in connection with versions of the Tripod Site which are localized and customized for the Territory;

                  (iii) the Licensed Properties are sufficient to allow Licensee to provide Tripod Europe in the Territory, provided that no representation is made with respect to content which is not owned by the Company;

                  (iv) the Licensed Software has not been and will not be published by the Company or otherwise disclosed to any Person by the Company other than persons within the employ of the Company, its advisors and third parties (and in each case, such disclosure has and will be made in accordance with appropriate confidentiality measures) and there is no commitment to publish the Licensed Software;

                  (v) the Licensed Software does not infringe the rights of any Person. The Company has not received any notice from any Person of any alleged or actual infringement which would materially and adversely affect the Business;

                  (vi) the Licensed Software and its use, development or exploitation is not subject to any rights of any Person other than Licensee including, but not limited to, any license, lease, consent, right of first refusal, option, mortgage, lien or encumbrance;

                  (vii) the Licensed Software is not subject to any agreement, consent or any rights of any other Person; and

                  (viii) the Company is not required to pay any consideration to any Person, other than its normal compensation and benefits to employees (all of which have been paid on a current basis) to use, develop or exploit the Licensed Software.

B. In connection with the Licensed Marks, the Company hereby represents and warrants to Licensee that:

                  (i) The Company has filed applications to register the Licensed Marks with the European Union and the Company has not received notice that there is any impediment to registration, except as disclosed on
                              Schedule VIII(B)(i);

                  (ii) The Company has not licensed the Licensed Marks to any other Person in the Territory or in a manner which may interfere with the use thereof by Licensee (except for worldwide non-exclusive licenses to the Company's licensees which are not targeted to the Territory);

                  (iii) to the best knowledge of the Company, there are no restrictions, whether by contract, operation of law, or otherwise, on the Company's ability to grant to Licensee the right to use the Licensed Marks in the Territory for the Term;

                  (iv) to the best knowledge of the Company, the Licensed Marks do not infringe the rights of any third parties in any manner that would have a material adverse effect on the Business, properties, financial position or results of operations of Licensee as contemplated by the Basic Agreement nor, to the Company's knowledge, does any use by any third party materially infringe upon the Licensed Marks, and there are no claims pending or threatened with respect to any such infringement by or against the Licensed Marks, except as disclosed on Schedule VIII(B)(i); and

                  (v) the right to use the Licensed Marks is not dependent on the rights of any third parties and Licensee is not required to make any payments to any third parties in respect of the Licensed Marks.

C. THE COMPANY WARRANTS THAT THE LICENSED SOFTWARE FURNISHED HEREUNDER WILL FUNCTION SUBSTANTIALLY AS SET FORTH IN THE ON-LINE DOCUMENTATION FURNISHED TO THE LICENSEE IN CONNECTION WITH THIS AGREEMENT. THIS IS A LIMITED WARRANTY AND, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, IT IS THE ONLY WARRANTY MADE BY THE COMPANY HEREUNDER. SUBJECT TO AND EXCEPT FOR THE FOREGOING, THE COMPANY MAKES NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED AS TO ANY MATTER INCLUDING, BUT NOT LIMITED TO, WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE, OR MERCHANTABILITY, OR EXCLUSIVITY, OR RESULTS OBTAINED FROM USE OF ANY INTELLECTUAL PROPERTY DEVELOPED UNDER THIS AGREEMENT. IF ANY UNAUTHORIZED MODIFICATIONS ARE MADE TO THE LICENSED

SOFTWARE BY LICENSEE THIS WARRANTY SHALL IMMEDIATELY TERMINATE. LICENSEE MUST NOTIFY IN WRITING WITHIN NINETY (90) DAYS OF DELIVERY OF THE LICENSED SOFTWARE OF ANY DEFECT IN SUCH SOFTWARE.

D. NEITHER PARTY HERETO SHALL BE LIABLE TO THE OTHER FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES SUCH AS LOSS OF PROFITS OR INABILITY TO USE SAID LICENSED SOFTWARE OR ANY APPLICATIONS THEREOF, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY THEREOF.

E. LICENSEE AGREES THAT IT WILL NOT MAKE ANY WARRANTY ON BEHALF OF THE COMPANY, EXPRESSED OR IMPLIED TO ANY PERSON CONCERNING THE APPLICATION OF OR THE RESULTS TO BE OBTAINED WITH THE TECHNOLOGY UNDER THIS AGREEMENT.

F. THE COMPANY'S SOLE OBLIGATION AND LICENSEE'S SOLE REMEDY UNDER THE LIMITED WARRANTY, CONTAINED IN ARTICLE VIII IS THAT THE COMPANY WILL USE BEST EFFORTS TO REPAIR OR REPLACE THE LICENSED SOFTWARE IF IT DOES NOT CONFORM TO THIS WARRANTY. LICENSEE AGREES THAT THE COMPANY'S SOLE LIABILITY HEREUNDER ARISING OUT OF ANY THEORY OF CONTRACT, NEGLIGENCE, STRICT LIABILITY IN TORT OR OTHERWISE, INCLUDING WITHOUT LIMITATION, ANY BREACH OF THE COMPANY'S REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, SHALL NOT EXCEED: (i) THE AMOUNTS CONTRIBUTED TO LICENSEE BY BIG UNDER THE BASIC AGREEMENT IN CONNECTION WITH BIG'S FUNDING OBLIGATION WITH RESPECT TO THE AGGREGATE CAP; PLUS (ii) [***].

IX. INFRINGEMENT

A. If any unmodified Licensed Software provided to Licensee by the Company is alleged or held to infringe a proprietary right of a third party, the Company shall, at its own expense, and in its sole discretion, (1) procure for Licensee and the end-users or customers of Licensee the right to continue to use the allegedly infringing Licensed Software; (2) replace or modify the Licensed Software to make it non-infringing; or (3) terminate this Agreement and accept the return of the Licensed Software and related documentation.

B. The Company shall defend, at its own expense (or in the Company's discretion, settle), indemnify and hold the Licensee harmless from and against any loss, injury, demand, cost, expense or claim (including reasonable attorneys' fees) arising out of any allegation that the Licensed Software infringes any patents, copyrights, trade secrets or


              *** A CONFIDENTIAL PORTION OF
              MATERIAL HAS BEEN OMITTED AND
              FILED SEPARATELY WITH THE
              SECURITIES AND EXCHANGE COMMISSION.

other proprietary rights of any third party ("Claim of Infringement"), provided that the Licensee timely notifies the Company in writing of any such claim, provided that failure to timely notify the Company shall not constitute a defense unless the Company is harmed as a result.

C. (i) In furtherance of the foregoing, the Company agrees to defend any claims or suits brought against the Licensee, and will indemnify and hold harmless such Licensee against any award of damages and costs made against Licensee by settlement or a final judgment of a court of competent jurisdiction in any suit at law or in equity insofar as, and only to the extent that, the same is based on a claim by any Person (other than Licensee or a Licensee Affiliate) that the Licensed Software owned and delivered by the Company or any direct or indirect subsidiary under this Agreement infringes any patent issued by any country within the Territory (a "Patent Infringement Claim"). The Licensee shall give the Company prompt written notice of any Patent Infringement Claim against Licensee. The Company shall give Licensee prompt written notice of any Patent Infringement Claims against the Company.

      (ii) The Company shall have control over the defense of any Patent Infringement Claim, including appeals, negotiations and the right to effect a settlement or compromise thereof, provided that (i) the Company may not partially settle any Patent Infringement Claim without the written consent of Licensee, unless such settlement releases Licensee fully from such claim, (ii) the Company shall promptly provide Licensee with copies of all pleadings or similar document relating to any Patent Infringement Claim, (iii) the Company shall consult with the Licensee with respect to the defense and settlement of any Patent Infringement Claim, and (iv) in any litigation to which Licensee is a party, Licensee shall be entitled to be separately represented at its own expense by counsel of its own selection.

      (iii) Should any Licensed Software become or, in the Company's opinion, be likely to become, the subject of any Patent Infringement Claim, the Company shall, at its sole option and expense, and for purposes of eliminating or mitigating any indemnification obligations hereunder (a) procure the right for the Licensee to continue using the Licensed Software or (b) replace or modify such Licensed Software so that it becomes non-infringing (provided that the provisions of this Section IX.C. shall apply to any such modified Licensed Software).

      (iv) The Company shall have no liability for any Patent Infringement Claim or any other claim of intellectual property infringement or trade secret misappropriation to the extent (A) such infringement is based upon adherence to specifications, designs or instructions furnished by Licensee, (B) such claim is based upon the combination, operation or use of any Licensed Software with products or content owned by any Person other than the Company, (C) such claim is based upon the combination by the Licensee of any Licensed Software or modification of any products or content supplied by any Person other than the Company, (D) such claim is based upon an authorized Licensee's use of a Licensed Software in a manner which is inconsistent with the terms of this

Agreement and if such infringement would not have occurred except for such use or (E) such claim is based upon use of a version of the Licensed Software other than the latest version of the Licensed Software, if such claim could have been avoided by use of the latest version and such latest version has been made reasonably available to Licensee in accordance with the terms of this Agreement.

D. (i) The Company agrees to indemnify, defend and hold harmless Licensee from and against any and all damages, liabilities, costs, losses and expenses (including legal costs and reasonable attorneys' fees) arising out of or connection with any claim, demand or action by any Person (other than Licensee or any Licensee Affiliate) which is inconsistent with any of the warranties, representations or covenants made by the Company in paragraph B or C of Article VIII of this Agreement (a "Trademark Claim"); provided, however, that the Company shall have no liability hereunder for any Trademark Claim relating to or arising from opposition proceedings in connection with filing of applications to register the Licensed Marks in countries other than countries within the European Union and Switzerland or other Trademark Claims arising in such countries, it being the intention of the Parties that the Licensee shall bear the cost and expense of such Trademark Claims in such other countries. Licensee shall give the Company prompt written notice of any Trademark Claim against Licensee. The Company shall give Licensee prompt written notice of any Trademark Claims against the Company.

      (ii) the Company shall have control over the defense of any Trademark Claim, including appeals, negotiations and the right to effect a settlement or compromise thereof, provided that: (i) the Company may not partially settle any Trademark Claim without the written consent of Licensee, unless such settlement releases Licensee fully from such claim; (ii) the Company shall promptly provide Licensee with copies of all pleadings or similar document relating to any Trademark Claim; (iii) the Company shall consult with Licensee with respect to the defense and settlement of any Trademark Claim; and (iv) in any litigation to which Licensee is a party, Licensee shall be entitled to be separately represented at its own expense by counsel of its own selection.

E. Licensee acknowledges and agrees that the Company makes no representation or warranty with respect to the Licensed Marks (other than as expressly provided herein), and the Company shall have no obligations hereunder for indemnification or otherwise arising out of or based upon Licensee's use of such other Licensed Marks.

X. MARKETING EFFORTS OF LICENSEE

As a material condition to this Agreement, Licensee shall use its best efforts to effect introduction of Tripod Europe into the commercial market via the Internet on or about December 1, 1998, 1998, to market and promote the commercial exploitation of Tripod Europe in the Territory, and to sell advertising, promotional, electronic commerce, and other revenue-generating services on Tripod Europe.

XI. COSTS

A. All costs and expenses incurred by Licensee in carrying out its obligations under this Agreement shall be paid by Licensee, and Licensee shall not be entitled to any reimbursement from the Company. Licensee shall possess or obtain at its own expense all necessary licenses and permits and shall comply with all laws, ordinances, rules or regulations affecting the importation into and/or resale or transfer of Licensed Properties. Except as specifically provided herein, all costs and expenses incurred by the Company in carrying out its obligations under this Agreement shall be paid by the Company.

B. Inspection of Books and Records.

                  (i) During the Term of this Agreement and thereafter, the Company agrees to keep all usual and proper records and books of account and make all usual and proper entries therein relating to the costs and expenses (including, but not limited to, the Company engineering costs) for developing, localizing, maintaining and enhancing the licensed products under this Agreement and all other Licensed Properties.

                  (ii) All statements and all other accounts rendered by the Company to Licensee shall be binding upon Licensee and not be the subject of any objection by Licensee for any reason, unless specific objection, in writing, stating the basis thereof is given to the Company within one (1) year following the date the Company mails such statement or account to Licensee. Licensee shall have the right to appoint a duly qualified independent chartered or certified public accountant, or its equivalent, in the Territory to examine the Company's books and records in so far as the same pertain to the costs and expenses payable to the Company under this Agreement. Such examination shall take place at the Company's offices in each country concerned, where such books and records are normally maintained, during normal business hours, on reasonable advance written notice, not more than twice in any calendar year (but only once with respect to any statement rendered hereunder) and at Licensee's sole cost and expense. Licensee acknowledges that the Company's books and records contain confidential trade information and warrants that Licensee will not communicate to any third parties, other than the professional advisors of Licensee, any information or facts obtained as a result of such examination of the books and records of the Company, except in connection with an action, proceeding or claim brought against the Company or as otherwise provided by or at law. If the examination discloses an overcharge of costs, the Company shall pay the amount of such overcharge plus interest from the day such amount was due until the day such amount is received at a rate of interest per annum equal to five percent (5%) above the Prime Rate for each such day.

                  (iii) If the calculation of any costs or expenses hereunder is determined by a computer-based system, the Licensee shall be permitted to examine the machine-sensible data utilized by such system and the related documentation describing such system. The Company agrees to maintain all books and records for a period of two (2) years after the date of the invoice relating to such books and records.

C. All amounts payable to the Company under this Agreement shall be due and payable by Licensee within thirty days of the date of invoice. If any payment is not received within thirty days of the date of invoice, interest will be imposed on such amount at a rate of interest per annum equal to five percent (5%) above the Prime Rate from the day such amount was due.

XII. CONFIDENTIALITY

A. At all times following the date hereof, each Party shall keep strictly confidential and not disclose, use, divulge, publish or otherwise reveal, directly or through another Person, (A) any confidential, non-public information of a subsidiary of the other Party which was disclosed pursuant to this Agreement, or (B) any confidential, non-public information; (i) relating to the business of the other Party and obtained as a result of the preparation and negotiation of this Agreement, the performance by the Parties of their obligations hereunder, or the joint conduct by the Parties of activities pursuant to this Agreement; or (ii) relating to the business of any Joint Entity, in each case including, but not limited to, documents and/or information regarding customers, costs, profits, markets, sales, products, product development, key personnel, pricing policies, operational methods, technology, know-how, technical processes, formulae, or plans for future development of or concerning the other Party or a Joint Entity (collectively, "Confidential

Information"), except as may be necessary for the directors, employees or agents of its and its Affiliates to perform their respective obligations under this Agreement or in connection with filings with Governmental Bodies under Section
8.4 under the Basic Agreement or as otherwise required under applicable law, including, in the case of the Company, the rules and regulations promulgated under the Securities Exchange Act of 1934; provided that neither Party shall make any disclosure required under applicable law before providing the other Party with a reasonable opportunity to seek a protective order. Each Party shall cause any Persons receiving information in accordance with the terms hereof to retain it in confidence. Upon termination of this Agreement, each Party shall either destroy or return to the other all memoranda, notes, records, reports and other documents (including all copies thereof) relating to the Confidential Information of the other Party and the Joint Entities which such Information of the other Party and the Joint Entities which such Party may then possess or have under its control (except information owned by a Joint Entity which such Party continues to own after such termination). Notwithstanding the foregoing, the following shall not constitute Confidential Information: (w) information which was already otherwise known to the recipient at the time of its receipt in connection with this Agreement, (x) information which is or becomes freely and generally available to the public through no wrongful act of the recipient, (y) information which is rightfully received by the recipient from a third party legally entitled to disclose such information without breach by the recipient of this Agreement or (z) in connection with legal action initiated by a Party to enforce rights under this Agreement, provided that adequate safeguards (such as protective orders) are maintained.

B. The Parties agree that each Party (including BAG and its Affiliates, as well as Lycos and its Affiliates) shall retain all customer rights throughout the world to the business conducted by such Party, with the exception of common undertakings of BIG and Lycos which are expressly agreed to in writing prior to such undertaking. Lycos agrees that BIG is not under any obligation to abandon any of its business or to share any customer information (or offer any corporate opportunity) which develops or arises in the course of BIG's business. Except as set forth in this Agreement, BAG shall not be subject to any limitation regarding any business which BAG may conduct and the restrictions on competition applicable to BIG under the Basic Agreement shall not apply to any entity owned by BAG (other than BIG and subsidiaries owned by BIG).

XIII. BREACH

No acquiescence in any breach of this Agreement by either Party shall operate to excuse any subsequent or prior breach provided, however: (i) a breach of this Agreement by Licensee due to the actions or inactions of the Company or any member of the Steering Committee or Director of Licensee appointed by the Company shall not constitute a breach; and (ii) any notice of breach shall be given to all Directors of Licensee and in connection with the cure of such breach, Licensee shall take all action required by directors who are not designated by the Company.

XIV. PRIOR AGREEMENT

This Agreement supersedes all previous agreements relating to the subject matter hereof, whether oral or in a writing, and constitutes the entire agreement of the parties hereto and shall not be amended or altered in any respect except in a writing executed by the Parties.

XV. GOVERNING LAW/ARBITRATION

A. This Agreement, and the rights and liabilities of the Parties hereunder, shall be governed by the substantive laws of Switzerland, to the exclusion of its rules of conflict of laws as laid down in the Federal Act on International Private Law, provided, however, that the rules of Chapter 12 of the Federal Act on International Private Law governing international arbitration shall be applicable to any arbitration proceedings under this Agreement.

B. Except as otherwise agreed in writing by the Parties, any claims, disputes or disagreements arising under, in connection with or by reason of the relationships contemplated under this Agreement and any subsequent amendment hereof, including, without limitation, all controversies which may arise between the Parties concerning any transaction pursuant to this Agreement, the construction, performance or breach of this Agreement or any accounting hereunder, as well as non-contractual claims, shall be referred to and finally determined by arbitration in accordance with the then applicable ICC Rules, as modified below, by the majority vote of a Tribunal of three (3) arbitrators appointed in accordance with the said rules, all of whom shall be experienced legal practitioners familiar with international joint ventures and licensing, except that in the event of an arbitration involving BIG, the Company and the Licensee, the Parties agree that all three (3) arbitrators shall be appointed by the ICC, unless the Parties agree otherwise.

C. Any arbitration proceedings hereunder shall be held in Zurich, Switzerland. All such proceedings and all communications (written or oral) including, without limitation, any evidence submitted to the Arbitral Tribunal, shall be in the English language or shall be accompanied by a certified English translation.

D. At the request of a Party, the Tribunal may issue any provisional orders or take all the interim measures it deems necessary. The Tribunal shall have the power to order that neither Party shall take any action inconsistent with the Agreement and shall continue to perform under the Agreement for the time the arbitration procedure is pending.

E. The Parties further agree that the ruling and award of the Arbitral Tribunal will be final and binding to the maximum extent allowed by the laws applied to this Agreement and that no right or application or appeal or action for annulment as provided in Article

192, paragraph 2 of the Swiss Federal Act on International Private law in connection with any question of law arising in the course of the arbitration or otherwise, or with respect to any ruling or award which is made by the Arbitral Tribunal, shall be made.

F. This agreement to arbitrate shall be without prejudice to the right of the Parties to seek preliminary injunctive, interim, provisional or any form of provisional equitable relief in any court or any judicial authority which has jurisdiction over the Parties and/or the subject matter of the controversy. Any Party to this Agreement has the right to apply to the Zurich courts for injunctive or other provisional relief and the opposing Party shall not object to the jurisdiction of Zurich.

G. The time limits applying to the various stages of the arbitral proceedings according to the ICC Rules are shortened in order to allow an award to be made, whenever reasonably possible, within ten (10) months of the request for Arbitration to the secretariat of the International Court of Arbitration, and within eight (8) months of the transmission of the file to the Chairman of the Tribunal. In particular, any time limits set by the Rules or the International Court of Arbitration respectively, the Secretariat, or the Tribunal may only be extended for extraordinary reasons and only by fifteen (15) days. Further extensions are subject to the mutual consent of the Parties to be reached before the expiration of the time-limit. The file shall be transmitted to the arbitrators as soon as the Secretariat has received claimant's share on the advance on costs and the Defendant's answer to the request, at the latest upon the expiry of the time-limit set to Defendant for the filing of the answer to the request.

XVI. NOTICES

All notices, requests, demands and other communications hereunder shall be in writing in English and shall be deemed to have been duly given (except as may otherwise be specifically provided herein to the contrary): (i) if delivered by hand to the Party to whom said notice or other communication shall have been directed, upon such receipt; (ii) if mailed by certified or registered mail with postage prepaid, return receipt requested, on the third business day after mailing; or (iii) if transmitted by telefax, on the date of the transmission, with such transmittal followed by delivery of a confirmation copy via one of the other methods set out herein. All notices shall be addressed as set forth below or to any other address such Party shall notify to the other Party in accordance with this Section:

            (a)   If to Licensee to:

                  Lycos-Bertelsmann GmbH & Co. KG
                  Carl-Bertelsmann Strasse 161-L
                  33311 Gutersloh, Germany
                  Attention: Christoph Mohn, Geschaftsfuhrer with copies to:

                  Bertelsmann AG
                  Carl-Bertelsmann Strasse 270
                  33311 Gutersloh, Germany
                  Attention: Dr. Klaus Eierhoff
                  Telefax: 011 49 5241 80 9555

                  Bertelsmann AG
                  Carl-Bertelsmann Strasse 270
                  33311 Gutersloh, Germany
                  Attention: Legal Department
                  Telefax: 011 49 5241 8066 700

            and:

                  Walter, Conston, Alexander & Green, P.C.
                  90 Park Avenue
                  New York, New York 10016
                  Attention: Aydin S. Caginalp, Esq.
                  Telefax: 212-210-9444

            (b)   If to the Company to:

                  Lycos, Inc.
                  400-2 Totten Pond Road
                  Waltham, Massachusetts, U.S.A. 02154
                  Attention: President
                  Telefax: 781-370-2600

                  with copies to:

                  Lycos, Inc.
                  400-2 Totten Pond Road
                  Waltham, Massachusetts, U.S.A. 02154
                  Attention: General Counsel
                  Telefax: 781-370-2600

            and:

                  Hutchins, Wheeler & Dittmar
                  101 Federal Street
                  Boston, Massachusetts 02110
                  Attention: Michael J. Riccio, Jr., Esq.

                  Telefax:  617-951-1295

XVII. ASSIGNMENT

Licensee shall neither assign nor transfer this Agreement or any interest herein, or enter into any merger agreement effectively transferring this Agreement to another party, without the prior written consent of the Company, except that Licensee may (i) sublicense the Licensed Properties to Permitted Sublicensees as provided herein, or (ii) assign this Agreement to any Person in the context of the sale or other transfer of all or the majority of its respective stock or assets of Licensee, including in connection with a restructuring or reorganization of its respective business, provided that any assignment to a Competitor shall require the prior written consent of the Company, which the Company may withhold in its sole discretion. The Company may assign this Agreement and/or subcontract its performance hereunder upon notice to Licensee, to any of its Affiliates, provided that the Company shall remain obligated to discharge its obligations under this Agreement.

XVIII. HEADINGS

The paragraph headings contained in this Agreement are set forth for the convenience of the Parties only, do not form a part of this Agreement and are not to be considered a party hereof for the purpose of construction or interpretation hereof, or otherwise.

XIX. NON-COMPETITIVE USE; DEALING WITH COMPETITORS

Licensee shall not use, sell, license, sublicense or otherwise transfer any of the Licensed Properties except as authorized under this Agreement. Licensee shall not copy, reverse compile, disassemble, or reverse engineer any portion of Licensed Software or use it to provide products or services competitive to Licensed Software or to assist or allow others to do any such act as set forth in this Article.

XX. REPRESENTATIONS

A. The Company and Licensee represent and warrant the following to each other:

      (i) Neither the execution and delivery by it of this Agreement nor the consummation of the transactions contemplated hereby, violates any law or regulation or conflict with, or results in a breach of or default under any agreement, license, instrument, judgment, decree or order to which it is a party or by which it is bound, where such violation, conflict, or breach would have a material adverse effect on such Party's financial condition or operations or ability to fulfill its obligations under this Agreement.

      (ii) No approval or consent of any governmental agency or instrumentality is required for the authorization, execution, or delivery by it of this Agreement.

      (iii) Neither this Agreement nor any document or certificate furnished by such Party pursuant to this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

      (iv) The execution and delivery of this Agreement and the performance by such Party of its obligations hereunder are within such Party's corporate power, have been duly authorized by proper corporate action on the part of such Party and are not in violation of the organizational documents of such Party.

      B. In addition, the Company represents and warrants the following to
Licensee:

      (i) Except as specifically disclosed, the Company holds title to, or otherwise has the right to market the Licensed Properties and all of the copyrights subsisting therein.

      (ii) The Licensed Properties shall be in substantial conformance with all of Tripod's documentation and specifications for the Term. Any upgrades shall be in substantial conformance with the Company's documentation and specifications from the date of release of such upgrades.

      (iii) To the knowledge of Tripod, the Licensed Property does not contain any virus, time bomb, or drop dead device or other code designed to disable a computer program or other hardware device. To the knowledge of Tripod, neither the Licensed Software, nor the Licensed Marks infringe or violate any trademark, copyright, patent rights or any trade secret or proprietary information rights of any third party.

XXI. CONSTRUCTION; EXHIBITS

A. The terms and provisions of this Agreement and the wording used herein shall in all cases be interpreted and construed simply in accordance with their fair meanings and not strictly for or against any Party hereto.

B. All appendices, exhibits and schedules are hereby incorporated by reference and are part of this Agreement as if expressly set forth at length herein.

XXII. SEVERABILITY

If any provision of this Agreement shall be held to be incomplete, illegal, invalid or unenforceable, or if it becomes necessary to amend the Agreement in order to comply with an administrative or governmental order, the remaining provisions of the Agreement shall stay in force and the unenforceable, void or incomplete provision shall be replaced by a valid provision or amendment reflecting the economic and business objectives of the original Agreement as best as possible, provided however, that if any replacement provision or amendment would lead to a change in the fundamental economic and business terms of this Agreement, each Party shall have the right to terminate this Agreement in accordance with Section VII of this Agreement.

XXIII. CONFORMITY WITH LOCAL LAW/CONSISTENCY

A. The Parties covenant and agree that this Agreement shall be amended to the extent necessary to provide each Party with the full benefit of the confidentiality provisions and the remedies provided under this Agreement. The Parties agree to amend this Agreement and to negotiate in good faith supplemental agreements with each other or with governmental authorities as may be required to cause this Agreement to comply with applicable laws, including, without limitation, data protection laws, and as may be necessary to give full effect to the intent of the Parties as stated herein. Notwithstanding anything to the contrary contained in this Section, this Agreement shall be modified to the extent necessary to protect the rights of the Company and Licensee in their property under the laws of each particular country as determined by the Parties in their reasonable discretion.

B. If there are any inconsistencies or conflicts between the terms of this Agreement and the Basic Agreement, the terms of the Basic Agreement shall supersede the terms of this Agreement.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed in duplicate counterparts, each of which shall be deemed to constitute an original, effective as of the date first above written.


                                   Lycos, Inc.

                                   By: /s/ Robert J. Davis
                                       -----------------------------------------
                                       Name and Title: Robert J. Davis,
                                       Chief Executive Officer and President

                                   Date:


                                   Tripod, Inc.

                                   By: /s/ Robert J. Davis
                                       -----------------------------------------

                                          Duly Authorized

                                   Date:


                                   Lycos-Bertelsmann GmbH & Co. KG

                                   By:  /s/ Christoph Mohn
                                       -----------------------------------------
                                         CHRISTOPH MOHN, CEO

                                   Date: 30-11-1998